UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2019
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110	92121
San Diego, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Pursuant to an Agreement and Plan of Merger dated July 23, 2019, Ligand acquired privately-held Ab Initio Biotherapeutics, Inc., an antigen-discovery company located in South San Francisco, California. Ligand paid approximately $12 million for the acquisition.

Ab Initio brings to Ligand a patented antigen technology that is synergistic with Ligand’s OmniAb® therapeutic antibody discovery platform. This new technology is expected to provide Ligand’s current and potential new partners enhanced capabilities to facilitate their efforts to discover therapeutic antibodies against difficult-to-access cellular targets. In addition, Ab Initio has a collaboration agreement with Pfizer Inc. to use Ab Initio antigen technology to facilitate discovery of novel therapeutic antibodies against an undisclosed target in the G-protein coupled receptor (GPCR) superfamily. GPCRs comprise the largest class of therapeutic drug targets, with key regulatory roles ranging from cardiovascular biology to metabolic health. Under the agreement with Pfizer, Ab Initio (Ligand) is eligible to receive potential milestones of over $100 million and tiered mid-single digit royalties on potential future sales. Ab Initio also currently has two unpartnered preclinical programs focused on hematological malignancies and solid tumors.

Antigen design and preparation are the first steps necessary for the discovery of therapeutic antibodies. Some antibody targets are particularly difficult and require a specialized approach to design, prepare and deliver an antigen to enable the successful generation and discovery of an antibody drug candidate.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: July 24, 2019	By: /s/ Charles Berkman Name: Charles Berkman Title: Senior Vice President, General Counsel and Secretary